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                                                                    EXHIBIT 99.1

NEWS

                                      TERRI MACINNIS, DIR. OF INVESTOR RELATIONS
                                        BIBICOFF & ASSOCIATES, INC. 818.379.8500
                                                            TERRIMAC@PACBELL.NET

            SCOLR, INC. TO ACCELERATE DRUG DELIVERY DEVELOPMENT WITH
           DEFINITIVE AGREEMENT FOR $10.4 MILLION PRIVATE PLACEMENT OF
                            COMMON STOCK AND WARRANTS

BELLEVUE, Wash.--(Business Wire)--Feb. 24, 2004--SCOLR, Inc. (AMEX: DDD - News) announced today that it entered into definitive agreements with existing and new institutional investors for the purchase of approximately $10.4 million of securities through the sale of 3,206,538 shares of common stock at $3.25 per share. These agreements also involve the acquisition by accredited investors of five-year warrants to purchase an additional 801,635 shares of the Company's common stock at an exercise price of $4.75. Rodman & Renshaw, Inc. served as placement agent for the transaction.

         Daniel O. Wilds, President and CEO of SCOLR, said, "SCOLR will now have the funding to significantly accelerate its oral drug delivery development and to simultaneously pursue multiple routes towards bringing its patented CDT(TM) technology to market in the form of OTC products and prescription drugs.

         "While our technology continues to wend its way through the development process, we are pleased to continue to make strides on a corporate level, including our recent listing on the American Stock Exchange," Wilds added.

         Based in Bellevue, Washington, SCOLR, Inc. is a biopharmaceutical company leveraging specialized knowledge, proprietary and patented products and technologies, such as the patented CDT Controlled Delivery Technology platform, to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR's CDT drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. Partnerships with pharmaceutical, OTC and natural products industry companies will enable SCOLR to co-develop new products and to add value and protection to existing product franchises. For more information on SCOLR, please call 425.373.0171 or visit HTTP://WWW.SCOLR.COM/.

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         The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirement of the Securities Act and applicable state securities laws. In connection with the offering, SCOLR has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants and is being issued under Rule 135c under the Securities Act.

         This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company's ability to successfully raise capital, to continue to market and provide its products and services and maintain their effectiveness, the continuation of arrangements with the Company's product development partners and customers, competition, government regulation, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties which are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

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